UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 11, 2011

AQUILEX HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-166853	02-0795750
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Rd, N.E. Suite 2100, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 869-6677

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of J. Douglas Milner as the principal operating officer of Aquilex Corporation

On July 11, 2011, J. Douglas Milner submitted his resignation as Chief Operating Officer of Aquilex Corporation (the “Company”) and its subsidiaries effective on July 22, 2011. Mr. Milner’s departure is being treated as a termination without cause for purposes of his Employment Agreement and the related amendment, filed on May 14, 2010 as exhibits 10.9 and 10.10, respectively, to the Company’s Registration Statement on Form S-4. The severance compensation and benefits to which Mr. Milner will be entitled pursuant to the Employment Agreement are contingent upon his compliance with the terms of the Employment Agreement and his execution of a general release and are described in the Company’s Annual Report on Form 10-K Equivalent under the caption “Executive Compensation—Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control”, which description is hereby incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquilex Holdings LLC

By:	/s/ Jay W. Ferguson
Name:	Jay W. Ferguson
Title:	Senior Vice President and Chief Financial Officer

Date: July 15, 2011